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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Jones Apparel Group, Inc.
New York, New York

We hereby consent to the incorporation by reference in the proxy statement/prospectus constituting a part of this Registration Statement on Form S-4 of our reports dated February 2, 2001, relating to the consolidated financial statements and schedule of Jones Apparel Group, Inc. and subsidiaries appearing in Jones Apparel Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

We also consent to the reference to us under the caption "Experts" in the proxy statement/prospectus constituting a part of this Registration Statement on Form S-4.


                                                      /s/ BDO Seidman, LLP

                                                      BDO SEIDMAN, LLP



New York, New York
May 18, 2001